                                                                   EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
               7 3/8% SENIOR SUBORDINATED NOTES DUE 2006, SERIES A
                                       OF
                              SOLECTRON CORPORATION

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if
(i) certificates for the Company's (as defined below) 7 3/8% Senior Subordinated Notes due 2006, Series A (the "Old Notes") are not immediately available,
(ii) the Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to State Street Bank and Trust Company (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer Procedures for Tendering Old Notes" in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                       STATE STREET BANK AND TRUST COMPANY

              BY MAIL:                        BY OVERNIGHT DELIVERY OR HAND:
- - -------------------------------------     --------------------------------------
 State Street Bank and Trust Company        State Street Bank and Trust Company
  2 International Place, 4th Floor            2 International Place, 4th Floor
         Boston, MA 02110                             Boston, MA 02110

  Attn: Corporate Trust Department            Attn: Corporate Trust Department
     (Solectron Corporation,                       (Solectron Corporation,
   7 3/8% Senior Notes due 2006)                7 3/8% Senior Notes due 2006)

                                       OR

                                     BY HAND:
                -------------------------------------------------
                    State Street Bank and Trust Company, N.A.
                                   61 Broadway
                                 Concourse Level
                             Corporate Trust Window
                               New York, NY 10006


                   TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                         (617) 664-5610 (Massachusetts)

                            FACSIMILE TRANSMISSIONS:
                         (617) 664-5635 (Massachusetts)



     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Solectron Corporation, a California corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated __________, 1996 (as the same may be amended or supplemented from time to time, the "Prospectus") and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Old Notes."

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
- - ------------------------------------------------------------------------------------------
                              DESCRIPTION OF OLD NOTES TENDERED
- - ------------------------------------------------------------------------------------------
 NAME(S), ADDRESS(ES) AND AREA CODE(S) AND
 TELEPHONE NUMBER(S) OF REGISTERED HOLDER(S):     CERTIFICATE NUMBER(S) (IF AVAILABLE):
- - ------------------------------------------------------------------------------------------





- - ------------------------------------------------------------------------------------------
 Aggregate Principal Amount Tendered: $
- - ------------------------------------------------------------------------------------------
 Signature(s):




- - ------------------------------------------------------------------------------------------
 If Old Notes will be tendered by book-entry transfer, please provide the following information:


      Name of Tendering Institution: __________________________________________________
      DTC Account Number: _____________________________________________________________
      Date: ___________________________________________________________________________
      Transaction Code Number: ________________________________________________________

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


                      THE GUARANTEE BELOW MUST BE COMPLETED
                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchanges Medallion Program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

- - --------------------------------------------------------------------------------

Name of Firm:                                     Authorized Signature:



- - --------------------------------------------------------------------------------
Address:                                          Name (Please Print):


                                                  ------------------------------
                                                  Capacity or Title:


- - --------------------------------------------------------------------------------
Area Code and Telephone Number:                   Date:


- - --------------------------------------------------------------------------------


     NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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